SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2014

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Conditional Resignation of Class I Director

On April 17, 2014, the board of directors (the “Board”) of Vermillion, Inc. (the “Company”) adopted amendments to the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Company Charter”) and Fourth Amended and Restated Bylaws (the “Company Bylaws”) that, subject to the adoption by the Company’s stockholders at the Company’s 2014 annual meeting of stockholders (the “2014 Annual Meeting”) and the filing of the amendment to the Company Charter with the Secretary of State of the State of Delaware, would commence the process of declassifying the Board beginning at the 2014 Annual Meeting.  In connection with the adoption of the amendments to the Company Charter and the Company Bylaws (the “Amendments”), the current Class I director, Peter S. Roddy, (whose term would otherwise expire at the Company’s annual meeting of stockholders to be held in 2016, absent stockholder adoption of the Amendments and the filing of the amendment to the Company Charter with the Secretary of State of the State of Delaware) delivered a conditional resignation to the Board on April 17, 2014.  Pursuant to such conditional resignation, subject to and conditioned upon (i) the adoption by the Company’s stockholders at the 2014 Annual Meeting of the Amendments and (ii) the filing of the amendment to the Company Charter with the Secretary of State of the State of Delaware, the current Class I director of the Board, Peter S. Roddy, resigned from the Board effective immediately prior to the 2015 annual meeting of stockholders of the Company.  The purpose of this resignation is to expedite the transition to a declassified Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: April 18, 2014	By:/s/ Eric J. Schoen
Name: Eric J. Schoen
Title: Vice President, Finance and Chief Accounting Officer

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